Exhibit 10.12

CNH AMERICA LLC

DEALER AGREEMENT

THIS AGREEMENT between CNH America LLC, a Delaware Limited Liability Corporation, having a place of business at 500 Diller Avenue, New Holland, Pennsylvania 17557 (“Company”), and

Titan Machinery Inc.,

a Corporation incorporated in the state of North Dakota

doing business as Titan Machinery Inc. and with its principal place of business at:

2801 4th Street SW, Waverly, IA 50677 (“Dealer”)

will be effective April 1, 2005

35.          NOTICE, APPROVAL AND CONSENT

Any notice, approval or consent required or allowed under this Agreement shall be given in writing and, without prejudice to other forms of actual service, shall be considered as served upon being mailed in a properly sealed envelope with first class or certified or registered postage prepaid.  Notices to the Company shall be addressed to the Regional Sales Director for Dealer’s assigned region and shall be delivered or mailed to CNH America LLC, 500 Diller Avenue, PO Box 1895, New Holland, PA 17557.  Notices to Dealer shall be delivered or mailed to any person designated in Schedule A(ii) or to Dealer at the PRINCIPAL DEALER LOCATION.

36.          GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the state in which the PRINCIPAL DEALER LOCATION is situated, without regard to such state’s choice of law rules or principles.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date written below.

CNH AMERICA LLC		DEALER Titan Machinery Inc.

(Dealership Name)

By:		By:	/s/ David J. Meyer

Title:	Regional Sales Director	Title:	CEO

Date:	4-1-2005		Date:	3-7-05

CNH America LLC

DEALER AGREEMENT - SCHEDULE C

DEALER PRINCIPAL LOCATION, INDUSTRY POTENTIAL AND PMR

Dealer Trade Name:	Titan Machinery, Inc.

Dealer Address:	2801 4th Street SW, Waverly, IA 50677
(Physical Address)	(Street Address, City, State, Zip Code)

The PRIMARY MARKET OF RESPONSIBILITY (PMR) shall mean the total industry volume (as reported by the Equipment Manufacturers Institute) of all products, including competitive products, RETAILED within the geographic area designated in Schedule C for which the Dealer has sales and service responsibility for PRODUCTS.  The PMR is the volume of a PRODUCT LINE sold within a geographic area, not the area itself.  The Dealer’s PMR may vary by PRODUCT or PRODUCT LINE.  The Dealer’s PMR is NONEXCLUSIVE and will be the base against which the Dealer’s sales performance is measured.

The following chart(s) identifies that portion (%) of the industry unit sales potential within the PMR that the Dealer is expected to participate in by PRODUCT LINE.  The portion of industry unit sales potential just described will be reviewed periodically by the COMPANY and the Dealer will be advised of any changes.

EXAMPLE:  If a Dealer is assigned 50% of the industry sales volume in a county in which 100 units of a given PRODUCT LINE is sold, then the Dealer’s PMR for that PRODUCT LINE is 50% of the 100 units or 50 units.  So, if this Dealer sold 10 units of this PRODUCT LINE in this county, the Dealer’s market share would be 20%.

PRODUCT LINES AND % COUNTY ASSIGNMENT

COUNTY	ST	COMPACTS & CONS. PROD.	MID-RANGE TRACTORS	HAY & PT FORAGE	SSL	INDUSTRIAL TRACTORS
BLACKHAWK	IA	100	100	100	50	0
BREMER	IA	90	90	90	50	0
BUCHANAN	IA	50	50	50	75	0
BUTLER	IA	50	50	50	75	0
CHICKASAW	IA	0	0	0	25	0
GRUNDY	IA	50	50	50	20	0

12/19/05
Regional Sales Director	Date

COUNTY	ST	HIGH HP TRACTORS	4WD TRACTORS	COMBINES	SELF-PROP. FORAGE	SELF-PROP. SPRAYERS	CROP PRODUCTION PRODUCTS
BLACKHAWK	IA	100	100	100	0	0	100
BREMER	IA	90	90	90	0	0	90
BUCHANAN	IA	50	50	50	0	0	50
BUTLER	IA	50	50	50	0	0	50
CHICKASAW	IA	33	33	50	0	0	33
GRUNDY	IA	50	50	50	0	0	50

BRANCH LOCATION(S) OF DEALER

(Street Address)

(City)	(State)	(Zip Code)

(Street Address)

(City)	(State)	(Zip Code)

(Street Address)

(City)	(State)	(Zip Code)

(Street Address)

(City)	(State)	(Zip Code)

(Street Address)

(City)	(State)	(Zip Code)

12/19/05
Regional Sales Director	Date

2

AMENDMENT TO DEALER AGREEMENT

This is an amendment to the CNH America LLC Dealer Agreement for New Holland brand Agricultural Products dated April 1, 2005 (and amended on April 1, 2005) (the “Agreement”) between CNH America LLC, a Delaware Limited Liability Corporation (“Company”), and TITAN MACHINERY INC., a (an) Corporation (individual, partnership or (name of state) corporation) ND (doing business as TITAN MACHINERY INC. dba SMITH INTERNATIONAL) with a principal place of business at 2801 4TH STREET SW, WAVERLY, IA 50677 (“Dealer”).

Whereas, the Company has a program whereby Dealers can receive and take delivery of EQUIPMENT directly from a third-party logistics provider located near Company plant facilities (the “Will Call Provider”) or directly from a Company facility (the “Will Call Program”); and

Whereas, Dealer desires to participate in the Will Call Program; and

Whereas, Company agrees to permit Dealer to participate in the Will Call Program, upon its execution of this Amendment;

Therefore, in consideration of the above and the mutual promises of the parties hereinafter set forth, it is agreed by the parties that the Agreement be amended as follows:

1.             Paragraph 9 (f) shall be amended so that it now states:

Title.  Title to each PRODUCT purchased by Dealer shall pass to Dealer or to the financial institution designated by Dealer upon delivery of the PRODUCT to a carrier or Dealer, except for PRODUCT transferred to a Will Call Provider and designated for pick-up under the Will Call Program, in which case, title shall pass to Dealer or to the financial institution designated by Dealer upon delivery of the PRODUCT to the Will Call Provider.

2.             Paragraph 9 (g) shall be amended so that it now states:

Risk of Loss and Claims.  Except for EQUIPMENT received by the Dealer under the Will Call Program, all risk of loss and damage to any PRODUCT purchased by Dealer from the Company that is not borne by the carrier while the PRODUCT is in the possession of the carrier shall be the responsibility of the Company, provided upon delivery Dealer promptly and properly inspects and records any loss of or damage to the PRODUCT.  For EQUIPMENT received by Dealer under the Will Call Program, risk of loss will be assumed by Dealer upon the EQUIPMENT being delivered by the Company to the Will Call Provider, or if there is no Will Call Provider, the Dealer will assume the risk of loss when Dealer or Dealers designated carrier receives EQUIPMENT.  In accordance with the MANUAL, Dealer shall cooperate with the Company in processing all claims for loss or damage to PRODUCTS.  Dealer shall bear all risk of loss or deterioration of, or damage to, PRODUCTS from the time delivery is tendered to Dealer.  Dealer shall promptly notify the Company if any new and unused EQUIPMENT is substantially damaged while in Dealers possession.  To preserve the quality and value of new EQUIPMENT offered to the public, the Company shall have the option to repair or replace any such EQUIPMENT.  Dealer shall assign to the Company Dealers rights under any insurance contract related to such EQUIPMENT repaired or replaced by the Company; however, the total cost to repair or replace such EQUIPMENT shall be the sole responsibility of Dealer.

In witness whereof, the parties have executed this Amendment as of the 26th day of February, 2007.

TITAN MACHINERY INC. dba SMITH INTERNATIONAL
(Dealer Trade Name)

/s/ David J. Meyer
(Authorized Dealer Signature)

CEO-Chief Executive Officer
(Title)

NOTE:  IF DEALER IS CORPORATION, ATTACH CERTIFIED COPY OF CORPORATE MINUTES AUTHORIZING EXECUTION.

CNH AMERICA LLC

March 5, 2007
Regional Sales Director	Date